SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement            [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the                 14a-12
      Commission Only (as permitted
      by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials



EDUCATIONAL VIDEO CONFERENCING, INC.
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

_______________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

_______________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

_______________________________________________________________________________

5)   Total fee paid:

_______________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

_______________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

_______________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

_______________________________________________________________________________
     3)   Filing Party:

_______________________________________________________________________________
     4)   Date Filed:

_______________________________________________________________________________

                                PRELIMINARY COPY



                      EDUCATIONAL VIDEO CONFERENCING, INC.
                      35 East Grassy Sprain Road, Suite 200
                             Yonkers, New York 10710




                                                                 April [ ], 2002


TO OUR STOCKHOLDERS:

     Your are cordially invited to attend our 2002 Annual Stockholders' Meeting to be held at Luciano's, 2192 Central Park Avenue, Yonkers, N.Y. 10710, on May 23, 2002 at 10:00 a.m. local time.

     We have enclosed a Notice of annual meeting of stockholders and Proxy Statement that discuss the matters to be presented at the meeting.

     In addition to acting on the matters listed in the Notice of Annual Meeting of Stockholders, we will discuss our progress, and you will be given an opportunity to ask questions of general interest to all stockholders.

     We have also enclosed a copy of a letter to you regarding last year's results and recent developments and our Form 10-KSB for our fiscal year ended December 31, 2001.

     We hope that you will come to the annual meeting in person. Even if you plan to come, we strongly encourage you to complete the enclosed proxy and return it to us in the enclosed business reply envelope. Instructions are shown on your proxy. If you are a stockholder of record and later find you can be present or, if for any reason you desire to revoke your proxy, you can do so at any time before the voting. Your vote is important and will be greatly appreciated.






                                              Dr. Arol I. Buntzman
                                              Chairman & Chief Executive Officer

                                PREMILINARY COPY


                      EDUCATIONAL VIDEO CONFERENCING, INC.

                            -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         TIME..............  o  10 a.m., local time, on Thursday, May 23, 2002.

         PLACE.............  o  Luciano's, 2192 Central Park Avenue,
                                Yonkers, N.Y. 10710

         PURPOSES..........  o  To elect two members of Class 3 of the board of directors to serve for three year terms.

                             o To approve an amendment of our certificate of incorporation to change our name to EVCI Career Colleges Incorporated.

                             o To ratify the appointment of Goldstein Golub Kessler LLP as our independent auditors for the 2002 fiscal year.

                             o To transact any other business that properly comes before the meeting or any adjournment of the meeting.


         RECORD DATE.......  o  You can vote if you were a stockholder of record at the close of business on April 24, 2002.




                                             By order of the board of directors,

                                             Richard Goldenberg
                                             Secretary

April [ ], 2002
Yonkers, New York



                             YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, we urge you to vote as soon as possible.

                                PRELIMINARY COPY



                      EDUCATIONAL VIDEO CONFERENCING, INC.
                      35 East Grassy Sprain Road, Suite 200
                             Yonkers, New York 10710


                                 PROXY STATEMENT


                   GENERAL INFORMATION ABOUT THE SOLICITATION


     We are sending you these proxy materials in connection with the solicitation by the board of directors of Educational Video Conferencing, Inc. (Nasdaq: EVCI) of proxies to be used at the annual meeting of stockholders to be held on May 23, 2002, and at any adjournment or postponement of the meeting. "We", "our", "us" and "EVCI" all refer to Educational Video Conferencing, Inc. The proxy materials are first being mailed on or about April 25, 2002.

Who may vote

     You will only be entitled to vote at the annual meeting if our records show that you held your shares on April 24, 2002. At the close of business on April 24, 2002, a total of [ ] shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Voting by proxy

     If your shares are held by a broker, bank or other nominee, it will send you instructions that you must follow to have your shares voted at the annual meeting. If you hold your shares in your own name as a record holder, you may instruct the proxy agents how to vote your shares by completing, signing, dating, and mailing the proxy card in the enclosed postage-paid envelope. Of course, you can always come to the meeting and vote your shares in person.

     The proxy agents will vote your shares as you instruct. If you sign and return your proxy card without giving instructions, the proxy agents will vote your shares:


     o FOR each person named in this Proxy Statement as a nominee for election to the board of directors


     o FOR the amendment to our certificate of incorporation to change our name; and


     o FOR ratification of the appointment of Goldstein Golub Kessler LLP as our independent auditors for the fiscal year ending December 31, 2002.

How to revoke your proxy

     You may revoke your proxy at any time before it is voted. If you are a record stockholder, you may revoke your proxy in any of the following ways:

     o    by giving notice of revocation at the annual meeting

     o by delivering to the Secretary of EVCI, 35 East Grassy Sprain Road, Suite 200, Yonkers, New York 10710, written instructions revoking your proxy

     o    by delivering to the Secretary an executed proxy bearing a later date

     o    by voting in person at the annual meeting

How votes will be counted

     The annual meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the meeting. If you have returned a valid proxy or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. Abstentions and broker "non-votes" are counted in determining whether a quorum is present. A "broker non-vote" occurs when a broker, bank or nominee that holds shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

     If a quorum is not present at the annual meeting, a majority of the shares present, in person or by proxy, has the power to adjourn the meeting from time to time until a quorum is present. Other than announcing at the annual meeting the time and place of the adjourned meeting, no notice of the adjournment will be given to stockholders unless required because of the length of the adjournment.

     Directors will be elected by a plurality of the votes cast.

     The affirmative vote of a majority of the outstanding shares of our common stock is required to approve the amendment to our certificate of incorporation to change our name.

     The affirmative vote of a majority of the votes cast is required to approve all other matters voted on at the meeting.

     Abstentions and broker "non-votes" are not counted in the election of directors and the approval of any other matter.

     Votes that are withheld or shares that are not voted will have the same legal effect as a vote against the proposed amendment to our certificate of incorporation but will have no effect on the outcome of any other matter voted on.

Cost of this proxy solicitation

     We will pay the cost of the proxy solicitation. We expect that some of our officers and regular employees will solicit proxies by telephone, facsimile, e-mail, or personal contact. None of these officers or employees will receive any additional or special compensation for doing this.

Deadline for receipt of stockholder proposals

     Proposals of stockholders of EVCI that are intended to be presented by them at our 2003 annual meeting of stockholders must be received by EVCI a reasonable time before we begin to print and mail our proxy materials. A proposal that is not received timely by us will not be considered by us for possible inclusion in the Proxy Statement and form of Proxy relating to that meeting.


                              ELECTION OF DIRECTORS

General

     Our board of directors has six members and is divided into three classes, each with two directors who are normally elected for a three-year term. Class 3 will be elected at the 2002 annual meeting. Class 3 directors will serve a three-year term expiring at our 2005 annual meeting.

     Your proxy will be voted FOR the election of the two management nominees named below who are members of Class 3, unless you withhold authority to vote for both or either of the nominees. Management has no reason to believe that a nominee will be unwilling or unable to serve as a director. However, if a nominee is unwilling or unable to serve, your proxy will be voted for another nominee designated by our board of directors.

Director nominees

     The following table lists management's Class 3 director nominees.

         Name                                      Director Since
         -----                                     --------------

         Richard Goldenberg                             1997
         Elie Housman                                   2002

Directors and Executive Officers

         The following table lists our directors and executive officers.

Name                  Age   Positions with EVCI
Dr. Arol I. Buntzman*  59   Chairman of the board and chief executive officer
Dr. John J. McGrath*   49   President and director
Richard Goldenberg*    56   Chief financial officer, secretary and director
Royce N. Flippin, Jr.  67   Director
Philip M. Getter       64   Consultant and director
Elie Housman           65   Director

-----------------------
   *Executive Officer

     Biographical information provided to us by our directors and executive officers follows.

     Dr. Arol I. Buntzman has served as chairman of the board and chief executive officer of EVCI since it's inception in March 1997 and as a member of our compensation committee since February 1999. From October 1996 until he founded EVCI with Dr. John McGrath, Dr. Buntzman worked with Dr. McGrath on EVCI's business plan. From August 1995 to October 1996 he was chairman of the board and chief executive officer and a principal stockholder of Educational Televideo Communications, Inc., a provider of distance learning services. From July 1995 through June 1996, he served as director of interactive video conferencing distance learning of Fordham University. From September 1992 through July 1995, he was an adjunct professor and the director of the weekend program, a college program for working adults, at Mercy College, Dobbs Ferry, New York.

     Dr. Buntzman received a doctorate in education through the executive leadership program of Fordham University's Graduate School of Education in May 1995, a professional diploma in educational administration from Fordham University's Graduate School of Education in May 1993 and a Masters of Business Administration from Arizona State University in September 1970. His doctoral dissertation focused on using live interactive video conferencing as an educational delivery method for graduate education programs.

     Dr. John J. McGrath has served as president and a director of EVCI since it's inception in March 1997. From October 1996 until he founded EVCI with Dr. Buntzman, he worked with Dr. Buntzman on EVCI's business plan. From August 1995 to October 1996, he was president, a director and a principal stockholder of Educational Televideo Communications, Inc.

     From January 1995 to February 1997, Dr. McGrath served as special assistant to the president of the Mercy College, Dobbs Ferry, New York. Through December 1994, he served as assistant vice-president for extension Centers of Mercy College where he was responsible for establishing and managing seven college extension centers in New York City and Westchester County, New York. He also served as the dean of the White Plains Campus of Mercy College from 1990 through 1993.

     Dr. McGrath holds a Ph.D. from the Fordham University Graduate School of Arts and Sciences, with a specialization in law and criminal justice.

     Richard Goldenberg has served as chief financial officer, secretary and a director of EVCI since its inception. From October 1996 until October 1997, Mr. Goldenberg served as chief financial officer, treasurer and secretary of RDX Acquisition Corp., a company that provides proprietary electronic messaging and automation software. From 1986 through September 1996, he served as vice-president, treasurer and secretary of Celadon Group, Inc., a publicly traded transportation company. He has a B.B.A. in accounting from Baruch College, CUNY.

     Royce N. Flippin, Jr. has been a director and a member of EVCI's audit committee since February 1999. He has been a member of our compensation committee since November 2001. He has served, since 1992, as president of Flippin Associates, a consulting firm focusing on the development of resources, programs and new markets and human resource management for career planning, communication and leadership skills. After serving as a tenured professor and director of athletics at MIT from 1980 to 1992, he was a director of program advancement at MIT from 1992 to 1999, in which capacity he provided consulting services to the MIT Office of Individual Giving -Resource Development regarding projects that include technology transfers, individual gift bequests and the planned MIT athletic center. In 2000, Mr. Flippin was appointed a senior managing director and member of the executive committee of Universal Genesis, LLC, a Privately owned financial services and development company. Mr. Flippin is a trustee or board member of several profit and non-profit organizations, including Ariel Capital Management Funds (trustee since 1986), Thorium Power Corporation, a privately-held company that is developing non-proliferative nuclear fuels (director since 1994 and chairman from 1995-1997) and The Princeton Club of New York. Mr. Flippin holds an A.B. degree from Princeton University and an M.B.A. degree from Harvard University Graduate School of Business Administration.

     Philip M. Getter has been a director since May 1999 and a member of our audit committee since November 2001. He has been a consultant to us since January 2001. Since December 2000, he has been President of DAMG Ventures LLC, an investment bank. From March 1996 to December 2000, he served as a managing director and head of corporate finance of Prime Charter Ltd., the lead underwriter of EVCI's IPO. From 1992 to March 1996, he was a senior vice president, investment banking, at Josephthal Lyon & Ross. Mr. Getter has more than 30 years of experience in the securities industry. From 1975 to 1981 he was chairman and chief executive officer of Generics Corporation of America, a public company that was one of the largest generic drug companies in the U.S. He is a member of the League of American Theatres and Producers, serves on the Board of the American Theatre Wing and is a Trustee of the Kurt Weill Foundation for Music. Mr. Getter has produced events for Broadway, film and television. Mr. Getter received his B.S. in industrial relations from Cornell University.

     Elie Housman has served as a director and member of EVCI's audit committee since February 2002. Since June 2001, he has been an independent consultant. Prior thereto for more than 10 years, Mr. Housman was a principal and then a consultant to Charterhouse Group International, Inc., a private equity firm. He is a director of Top Image Systems, Ltd. (Nasdaq: TISA) and deltathree, Inc. (Nasdaq: DDDC). Top Image is a provider of digital information recognition, data capture and content delivery solutions for forms processing, e-forms and mobile applications. deltathree is a global provider of integrated voice over Internet Protocol (VoIP) telephony services. Mr. Housman received a B.A. and M.A. in economics from the New School for Social Research.

     Executive officers of EVCI are appointed by the board of directors and serve at the discretion of the Board, subject to the terms of applicable employment agreements. There are no family relationships among any of the directors or executive officers of EVCI.

Board meetings and committees


         During 2001, our board of directors met four times and had an audit committee and a compensation committee.

     Audit Committee. The board of directors has adopted a written charter for its audit committee, a copy of which, as amended February 6, 2002, is Appendix A to this proxy statement. For a description of the functions of the audit committee you should read Appendix A and particularly note the information under the captions "Authority" and "Responsibilities."

     It is the opinion of the board of directors that each of the two audit committee members is an independent director as defined in Rule 4200 (a)(15) of the NASD Marketplace Rules.

     The audit committee met twice during 2001.


                          Report of the Audit Committee

     Management is responsible for EVCI's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. EVCI's independent auditors are responsible for auditing those financial statements.

     In performing our oversight duties we rely, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States. We also rely on the representations of the independent auditors included in their report on EVCI's financial statements.

     Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures. Furthermore, our contacts with management and the independent auditors do not assure that:

     o EVCI's financial statements are presented in accordance with generally accepted accounting principles,

     o the audit of EVCI's financial statements has been carried out in accordance with generally accepted auditing standards or

     o    EVCI's independent accountants are in fact "independent."

     In connection with the inclusion of the audited financial statements in EVCI's 2001 annual report on form 10-KSB, the audit committee:

     o    reviewed the audited financial statements with management;

     o discussed with our independent auditors the materials required to be discussed by SAS 61;

     o reviewed the written disclosures and the letter from our independent auditors required by Independent Standards Board Standard No. 1 and discussed with our independent auditors their independence; and

     o based on the foregoing review and discussion, recommended to the board of directors that the audited financial statements be included in EVCI's 2001 annual report on form 10-KSB.

                                    Royce N. Flippin Jr., audit committee member
                                    Philip M. Getter, audit committee member.

     Compensation Committee. The compensation committee reviews and, as it deems appropriate, recommends to the board of directors policies, practices and procedures relating to the compensation of officers and other managerial employees and the establishment and administration of employee benefit plans. The compensation committee also administers our 1998 incentive stock plan. The board of directors determines issues relating to Dr. Buntzman's compensation. The compensation committee held two meetings during 2001.


                             EXECUTIVE COMPENSATION

Summary compensation table

     The following table shows compensation paid for the years ended December 31, 2001, 2000, and 1999 to EVCI's chief executive officer and its other highest paid executive officers who earned more than $100,000 in 2001.

                                                                                                               Long Term
                                                                                                          Compensation Awards
                                                             Annual Compensation
                                        -------------------------------------------------------------- -- ---------------------
Name and Principal Position      Year                                                                         Common Stock
                                                                                     Other Annual              Underlying
                                              Salary                    Bonus        Compensation               Options
---------------------------- ---------- -------------------- -------------------- -------------------- -- ---------------------
Dr. Arol I. Buntzman             2001          $346,500             $    ---            $ ---                         ---
     Chairman of the             2000           332,750              500,000              ---                         ---
     board and chief             1999           270,000              293,333 (1)          ---                     120,000
     executive officer


Dr. John J. McGrath              2001           173,750                  ---              ---                         ---
     President                   2000           200,000               70,000              ---                         ---
                                 1999           158,666               91,667 (2)          ---                      40,000


Richard Goldenberg               2001           139,587                  ---              ---                         ---
     Chief financial officer     2000           125,000               40,000              ---                         ---
                                 1999           117,666               55,000 (3)          ---                      15,000

-------------------------

(1) Includes $43,333 of bonus earned in 1998, payment of which was deferred at the election of Dr. Buntzman.

(2) Includes $21,667 of bonus earned in 1998, payment of which was deferred at the election of Dr. McGrath.

(3) Includes $15,000 of bonus earned in 1998, payment of which was deferred at the election of Mr. Goldenberg.

Aggregated option exercises in 2001 and 2001 year-end option values


                                          Number of Shares of Common Stock                Value of Unexercised In-The-Money
                                          Underlying Unexercised Options at                           Options at
                                                 December 31, 2001                              December 31, 2001 (1)
Name                                          Exercisable Unexercisable                    Exercisable(2) Unexercisable(2)
----                                          ----------- -------------                    -----------    ----------------

Dr. Arol I. Buntzman                        60,000                60,000                     0                       0

Dr. John J. McGrath                         20,000                20,000                     0                       0

Richard Goldenberg                           7,500                 7,500                     0                       0
----------------------------------

(1) Based on $1.80 per share, the December 31, 2001 last sale price reported on Nasdaq.

(2)  Based on an exercise price of $10.375 per share.

Director compensation

     Directors who are not officers or employees of EVCI are paid $1,000 for attending each meeting of the board of directors or any committee thereof and travel expenses.

     In addition, our 1998 incentive plan authorizes the automatic grant of an option to purchase 5,000 shares of common stock to non-employee directors on the date on which he or she first becomes a non-employee director. Each non-employee director is automatically granted an option to purchase 5,000 shares of common stock on March 1 of each year, provided he or she is then a non-employee director and, as of such date, he or she has served on the board of directors for at least the preceding six months. Options granted to non-employee directors vest in three annual installments commencing on the first anniversary of the date of grant and have a term of ten years. The exercise price of options granted to non-employee directors is 100% of the fair market value per share of common stock on the date of grant. A non-employee director who has been granted stock or options by EVCI under a consulting or other arrangement is ineligible to receive any subsequent automatic grants unless the compensation committee determines otherwise.

Employment agreements

     Each of Dr. Buntzman, Dr. McGrath, and Mr. Goldenberg has an employment agreement with EVCI.

     The employment agreement with Dr. Buntzman provides for his employment as chairman and chief executive officer at an annual salary of $346,500 since November 15, 2000.

     The employment agreement with Dr. McGrath provides for his employment as president at an annual salary of $210,000 since February 15, 2002.

     The employment agreement with Mr. Goldenberg provides for his employment as chief financial officer at an annual salary of $160,000 since February 15, 2002.

     Each of the employment agreements expires December 31, 2002. Dr. Buntzman and Dr. McGrath's agreements expressly permit salary increases and bonuses as the Board determines. Each employment agreement entitles the officer to participate in the health, insurance, pension and other benefits, if any, generally provided to our employees. Dr. Buntzman and Dr. McGrath's agreements entitle them to additional life insurance equal to three times their respective salaries. Each employment agreement also provides that, with certain exceptions, until 18 months after the termination of employment with EVCI, the officer may not induce employees to leave the employ of EVCI or participate in any capacity in any business activities that compete with the business conducted by EVCI during the term of the employment agreement.

     EVCI can terminate the employment of an officer upon extended disability or for cause (as defined in his agreement). If employment is terminated by EVCI without cause, the agreements generally provide EVCI must pay the officer's salary and health and insurance benefits until the earlier of a specified date or the scheduled termination date of the employment agreement or, in the case of each of Dr. Buntzman and Dr. McGrath, until 36 months after termination of his employment.

Change of control agreement

     EVCI has an agreement with Dr. Buntzman providing for payments to him, in the event his employment with EVCI is terminated after a change in control of EVCI during the term of the agreement. A change of control means any of the following:

     o any person becomes the beneficial owner of 25% or more of our voting securities; or

     o during any consecutive three years, EVCI's directors at the beginning of such three year period and any new director whose election was approved by at least two-thirds of the directors, cease to constitute a majority of the Board; or

     o our stockholders approve a merger or consolidation other than one where our outstanding voting securities before the transaction constitute 50% or more of the outstanding securities of the entity surviving the transaction or where a recapitalization is effected in which no person acquires 25% or more of EVCI's voting securities; or

     o our stockholders approve a total liquidation of EVCI or sale of all or substantially all of EVCI's assets.

     The agreement expires December 31, 2002, but is subject to automatic extension for successive one-year terms, unless otherwise terminated by either party. It requires severance payments to Dr. Buntzman of 2.99 times the sum of his base salary and the highest annual bonus, if any, paid to him during the three previous years and the continuation of his medical and dental insurance benefits. The agreement requires these payments to be made in equal installments over a 36-month period and for the insurance benefits to continue for 36 months.

Certain transactions

     In November 2000, EVCI engaged Prime Charter Ltd. to value warrants to purchase 722,223 shares of our common stock issued in September 2000 in the private placement of 130,000 shares of our 7% Series B, Convertible Preferred Stock described below. For this services, we paid Prime Charter $75,000 plus accountable expenses not exceeding $500. Philip M. Getter, who is a Class 1 director, was a managing director and head of corporate finance of Prime Charter when we received and paid for this valuation. Effective January 1, 2001, Mr. Getter became a consultant to EVCI, on a month to month basis. For his consulting services, we paid him $60,000 in 2001 and are currently paying him $5,000 per month.

Section 16(a) beneficial ownership reporting compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC reports of their holdings of, and transactions in, our common stock. Based solely upon our review of copies of such reports and written representations from reporting persons that were provided to us, we believe that our officers, directors and 10% stockholders complied with these reporting requirements with respect to 2001, except that Messrs. Flippin and Getter did not file a Form 4 or 5 reporting the automatic grant to each of them, on March 1, 2001, of options to purchase 5,000 shares of our common stock

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 25, 2002, the beneficial ownership of common stock by each person (or group of affiliated persons) known by EVCI to own beneficially more than 5% of the outstanding shares of common stock, each director and executive officer of EVCI, and all directors and executive officers as a group. Our knowledge regarding such ownership is based solely on filings with the SEC of Schedules 13D or G or upon responses to written inquiry made by us. Except as indicated in the footnotes to the table, the persons names in the table have sole voting and investment power with respect to all shares of commons stock shown as beneficially owned by them.

Name of Beneficial Owner*                                            Shares of
                                                                   Common Stock           Percentage of
                                                                Beneficially Owned         Total Shares

Dr. Arol I. Buntzman                                               1,018,834 (1)                22.8
Dr. John J. McGrath                                                  204,346 (2)                 4.6
Richard Goldenberg (3)                                                69,127                     1.6
Tayside Trading Ltd. (4)                                             381,805 (5)                 8.3
  125/5 Sanhedria Murchevet, Jerusalem, Israel
DEWI Investments Limited (6)                                         507,334                    11.4
  37 Bar Ilan Street, Jerusalem, Israel
B&H Investments Ltd (7)                                              239,409 (8)                 5.3
  50 Town Range, Gibraltar
Amananth Trading LLC                                                 483,573 (9)                 9.9
  2 American Lane, Greenwich, CT
Royce N. Flippin, Jr.                                                 10,000 (10)                0.2
Philip M. Getter                                                      37,750 (11)                 .8
Elie Housman                                                               -
All directors and executive officers as a group (6 persons)        1,066,584 (12)               23.4


----------------------

     * Unless otherwise indicated, the address for each stockholder is c/o Educational Video Conferencing, Inc., 35 East Grassy Sprain Road, Suite 200, Yonkers, New York 10710.

(1) Includes 60,000 shares underlying currently exercisable options. Also includes the 204,346 and 69,127 shares beneficially owned, respectively, by Dr. McGrath and Mr. and Mrs. Goldenberg. An agreement between Drs. Buntzman and McGrath gives Dr. Buntzman the right to direct the vote of the shares owned by Dr. McGrath as Dr. Buntzman directs until December 31, 2002. Additionally, Dr. Buntzman has the right to direct the vote of the shares owned by Mr. and Mrs. Goldenberg until December 31, 2002 pursuant to an agreement with them.

(2)  Includes 20,000 shares underlying currently exercisable options.

(3) Includes 7,500 shares underlying currently exercisable options. The remaining shares are owned jointly by Mr. Goldenberg and his wife. Excludes 5,000 shares owned by Mr. Goldenberg's adult children, as to which Mr. and Mrs. Goldenberg disclaim beneficial ownership.

(4)  The ultimate beneficial owner is Mr. Esriel Pines.

(Footnotes continue on next page.)

(5)  Includes 167,705 shares underlying currently exercisable warrants.

(6)  The ultimate beneficial owner is Mr. Aron Gee.

(7)  The ultimate beneficial owners are Mr. Chaim Segal and Mr. Simcha
     Senerovitch.

(8)  Includes 46,545 shares underlying currently exercisable warrants.

(9) Also owned beneficially by Amaranth Advisors, L.L.C., the managing member of Amaranth Trading, and Nicholas M. Maounis, the managing member of Amaranth Advisors. Includes 45,000 shares owned by Amaranth Securities LLC, an affiliate of Amaranth Trading, and 20,000 shares are owned by Mr. Maounis. The remaining 428,669 shares underlie a portion of the 100,000 shares of Series B preferred and related warrants issued initially to Paloma Strategic Fund L.P. and subsequently transferred to its affiliate, Amaranth Trading. Except for the ownership limitation described below, the 100,000 shares of Series B preferred stock would be convertible into 740,741 shares of common stock, based on the initial conversion price of $13.50 per share, and the related warrants would be exercisable for 555,556 shares of common stock, or the total of 1,296,297 shares. However, the number of shares of common stock into which the shares of Series B preferred and related warrants are convertible and exercisable is limited to the number which would result in Amaranth Trading and its affiliates beneficially owning, together, not more than 9.99% of all the outstanding shares of our common stock. Amaranth Trading and its affiliates expressly disclaim beneficial ownership of any shares of our common stock in excess of this limitation. Amaranth Trading, Amaranth Advisors and Amaranth Securities also disclaim any beneficial ownership of the 20,000 shares owned by Mr. Maounis.

(10) Shares underlying currently exercisable options.

(11) Includes 3,750 shares owned by Mr. Getter's wife, as to which Mr. Getter disclaims beneficial ownership, 10,000 shares underlying currently exercisable options and 24,000 shares underlying currently exercisable warrants.

(12) Includes 131,500 shares underlying currently exercisable options and warrants.

     The above table does not include common stock beneficially owned by Seneca Capital International, Ltd. or Seneca Capital, L.P.

     We believe that Seneca Capital International beneficially owns 210,628 shares that can be acquired upon conversion of our Series B preferred and 72,667 shares that can be purchased upon exercise of warrants. The total of 283,295 shares would constitute 6.0% of our outstanding common stock.

     We also believe that Seneca Capital L.P. beneficially owns 111,433 shares that can be acquired upon conversion of our Series B preferred and 38,444 shares that can be purchased upon exercise of warrants. The total of 149,877 shares would constitute 3.3% of our outstanding commons stock.

     Neither Seneca Capital International nor Seneca Capital, L.P. has responded to our request for confirmation of their beneficial ownership and no 13D or 13G was filed by either of them prior to March 25, 2002.

                  AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
                               TO CHANGE OUR NAME


Reasons for the amendment

     Management wants to change our name to EVCI Career Colleges Incorporated. It chose this name because it more accurately reflects our current and anticipated principal business activities. Please note the following:

     o About 99% of our 2001 revenue was generated by our post-secondary career schools.

     o We expect to continue to focus most of our energy and resources on our schools business.

     o We want to be more closely identified with other public companies engaged in the post-secondary career schools business. The attractive price to earnings multiples at which many of these other companies are trading could help us in our efforts to enhance the value of our common stock.

     o We believe that our efforts to grow would be helped by creating more goodwill and name recognition for our schools business.

     We do not plan to change our ticker symbols as a result of the name change.


     The Board recommends that stockholders vote FOR the amendment to change our name.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     With the approval of the audit committee, the board of directors has appointed Goldstein Golub Kessler LLP, independent auditors, to audit our consolidated financial statements for our fiscal year ending December 31, 2001. GGK has served as our independent auditors since 1997. You are being asked to ratify this appointment at the annual meeting. Notwithstanding this appointment, the board of directors, in its discretion, may appoint of new independent auditors at any time during the year, if the board of directors feels that such a change would be in the best interests of EVCI and its stockholders.

     Audit fees. We were billed a total of approximately $109,000 by GGK for auditing our financial statements and for reviewing our financial statements included in our forms 10-QSB during 2001.

     GGK has a continuing relationship with American Express Tax and Business Services, Inc. GGK leases auditing staff from Amex TBS, who are full-time, permanent employees of Amex TBS. GGK partners provide non-audit services through Amex TBS. Accordingly, GGK has no full-time employees and none of the audit services performed for us were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

     Financial information systems design and implementation fees. No services were billed to us by either GGK or Amex TBS, during 2001, relating to direct or indirect services for financial information systems design or implementation.

     All other fees. GGK billed us a total of $72,000 during 2001 for reviewing our SEC registration statements and performing due diligence in connection with our acquisition activities.

     For tax preparation services rendered by Amex TBS during 2001, we were billed a total of approximately $15,000. The audit committee has considered whether the provision of these non-audit services by GGK and Amex TBS is compatible with maintaining the independence of GGK.

     Representatives of GGK are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     The Board recommends that stockholders vote FOR the ratification of the appointment of GGK as our independent auditors for 2002.

                                OTHER MATTERS

     We know no other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors recommends.


                                             By order of the board of directors,


                                             Richard Goldenberg
April [   ], 2002                            Secretary

                                                                      APPENDIX A

                      EDUCATIONAL VIDEO CONFERENCING, INC.
                             AUDIT COMMITTEE CHARTER

                           As amended February 6, 2002


Formation

The board of directors hereby establishes a committee of the board to be known as the audit committee.

Membership

The committee shall be appointed by the board from among the independent directors of the corporation and shall consist of not less than two members. The independence and qualifications of audit committee members shall be determined in accordance with applicable regulations and listing requirements. In any event, each committee member shall be free of any relationship that, in the opinion of the board of directors, could interfere with his or her exercise of independent judgment as a committee member.

The chairman, if any, of the committee shall be appointed by the board.

A quorum shall be a majority of the committee members.

Attendance at meetings

The corporation's principal financial and accounting officer(s) and a representative of the external auditors shall normally attend audit committee meetings. Other board members shall also have the right to attend. However, at least once a year the committee shall meet with the external auditors without members of management present.

The corporation's secretary or a person selected by the committee, shall be the secretary of the committee.

Frequency of meetings

Regular meetings shall be held not less than twice a year. The external auditors may request a special meeting if they consider that one is necessary. Participants may attend meetings by means of communications equipment that permits all participants to hear each other.

Authority

The committee is authorized by the board to investigate any activity within the scope of its duties. It is authorized to seek any information it requires from any employee and all employees are directed to co-operate with any request made by the committee.

The committee is authorized by the board to obtain outside legal or other independent professional advice and to secure the attendance of outsiders with relevant experience and expertise if it considers this necessary.

Responsibilities

In carrying out its duties, the audit committee's policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee shall:

o Ensure its receipt from the external auditors of a formal written statement delineating all relationships between the auditors and the corporation, consistent with Independence Standards Board Standard 1.

o Actively engage in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact their objectivity and independence and take, or recommend that the full board take, appropriate action to oversee the independence of the external auditors.

o Discuss with the external auditors their ultimate accountability to the board of directors and the audit committee, as representatives of the corporation's stockholders.

o Evaluate and recommend to the board the external auditors to be selected to audit the financial statements of the corporation, subject to the approval of the corporation's stockholders.

o    Where appropriate, recommend that the board replace the external auditor.

o Meet with the external auditors and principal financial and accounting officer(s) of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and review such audit, including any comments or recommendations of the external auditors.

o Review with the external auditors and the corporation's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

o Review the 10-QSB, prior to its filing, with the principal financial and accounting officer(s) and the external auditors. One member of the committee, designated by the committee, may represent the full committee for the purposes of this review.

o Review the financial statements contained in the 10-KSB, prior to its filing, with management and the external auditors to determine that the external auditors are satisfied with the disclosure and content of these financial statements. Any changes in accounting principles should be reviewed.

o Without members of management present, discuss with the external auditors their evaluation of the corporation's financial, accounting and auditing personnel, and the cooperation the external auditors received from such personnel during the course of the audit.

o    Review potential conflict of interest situations, where appropriate.

o Investigate any matter brought to its attention within the scope of its duties.

o Review and, if appropriate, recommend to the board amendments to, this charter at least annually.

Reporting procedures

The secretary shall circulate the minutes of meetings of the committee to all members of the board.

                                 PRELIMARY COPY



                                      PROXY

                      EDUCATIONAL VIDEO CONFERENCING, INC.

                       2002 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy is solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Dr. Arol I. Buntzman, John J. McGrath and Richard Goldenberg, or any of them, as proxy, with full power of substitution, to represent the undersigned at the 2002 annual meeting of Stockholders to be held at Luciano's, 2192 Central Park Avenue, Yonkers, N.Y. 10710 on May 23, 2002 at 10:00 a.m., local time, and at any adjournments thereof, and to vote the shares of undersigned would be entitled to vote if personally presented, as indicated below.

1.   Election of Class 3 directors.

     [_] FOR all nominees listed below        [_] WITHHOLDING AUTHORITY
     (except as marked to the contrary below      to vote for all nominees
                                                  listed below

     Richard Goldenberg
     Elie Housman

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line below.)

_______________________________________________________________________________

2. Amending our certificate of incorporation to change our name to EVCI Career Colleges Incorporated.

     [_] FOR                      [_] AGAINST                   [_] ABSTAIN

3. Ratification of appointment of Goldstein Golub Kessler LLP as our independent auditors.

     [_] FOR                      [_] AGAINST                   [_] ABSTAIN

     The shares of common stock represented by this proxy will be voted as directed. However, if no direction is given, the shares of common stock will be voted FOR the election of the nominees, FOR amending our certificate of incorporation to change our name and FOR the ratification of the appointment of Goldstein Golub Kessler LLP as our independent auditors.

     If any other business is properly presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented as the meeting.

                                       (Please date, sign as name appears at
                                       the left, and return promptly. If the
                                       shares are registered in the names of
                                       two or more persons, each person should
                                       sign. When signing as a corporate
                                       officer, partner, executor,
                                       administrator, trustee or guardian,
                                       please give full title. Please note any
                                       changes in your address alongside the
                                       address as it appears in the proxy.)

                                       Dated: ____________________________ 2002

                                       ________________________________________
                                       Signature


                                       ________________________________________
                                       Signature if held jointly